UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/30/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Innospec Inc. announced by a press release issued on June 29, 2006, that it has appointed Ian Cleminson as Executive Vice President and Chief Financial Officer. Mr Cleminson, 40, will assume his position with effect from July 3, 2006.

Mr Cleminson has served as Financial Controller of the Performance Chemicals and Fuel Specialties businesses of Innospec Inc. since 2002. Prior to joining Innospec Inc., he was Financial Controller of the Superabsorbents division of BASF plc.

Mr Cleminson will replace James Lawler who was assumed the position of CFO with effect from August 1, 2005, after joining the company on May 9, 2005 as a consultant. Mr Lawler will remain with the Corporation in an advisory capacity until October 2006 when his contract will terminate.

A copy of the press release dated June 29, 2006 is attached as Exhibit 99.1, and a copy of Mr Cleminson's employment agreement in respect of his new position is also attached as Exhibit 99.2 to this report on Form 8-K.

The information contained in this Item 5.02, including the attached Exhibits 99.1 and 99.2, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: June 30, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release announcing appointment of CFO